EXHIBIT 10.25

PREPARED BY AND UPON
RECORDATION RETURN TO:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attn: W. Michael Bond, Esq.

1407 BROADWAY REAL ESTATE LLC, Mortgagor

to

LEHMAN BROTHERS HOLDINGS INC., Mortgagee

___________________________________

LEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FINANCING STATEMENT

AMOUNT OF MORTGAGE: $106,000,000

___________________________________

Dated: January 4, 2007

LOCATION OF PREMISES

Street Address:	535 Seventh Avenue, also known as 1407 Broadway
City of	New York
County of	New York
State of	New York
Block:	814
Lots:	15

Page

ARTICLE I	GRANTS OF SECURITY	1
1.1	Property Mortgaged	1
1.2	Pledge of Monies Held	6
ARTICLE II	DEBT AND OBLIGATIONS SECURED	6
2.1	Debt	6
2.2	Other Obligations	7
2.3	Debt and Other Obligations	7
2.4	Payments	7
2.5	Advances by Mortgagee	7
ARTICLE III	MORTGAGOR COVENANTS	7
3.1	Payment of Debt	7
3.2	Warranty of Title	8
3.3	Incorporation by Reference	8
ARTICLE IV	FURTHER ASSURANCES	8
4.1	Recording of Security Instrument, Etc.	8
4.2	Further Acts, Etc.	9
4.3	Changes in Tax, Debt Credit and Documentary Stamp Laws	9
4.4	Leasehold Mortgage Provisions	9
ARTICLE V	ASSIGNMENT OF RENTS	15
5.1	Assignment of Rents	15
ARTICLE VI	SECURITY AGREEMENT	16
6.1	Security Agreement	16
ARTICLE VII	DUE ON SALE/ENCUMBRANCE	17
7.1	No Sale/Encumbrance	17
ARTICLE VIII	PREPAYMENT	17
8.1	Prepayment Only in Accordance with Note	17
ARTICLE IX	DEFAULT	17
9.1	Events of Default	17
ARTICLE X	RIGHTS AND REMEDIES	17
10.1	Remedies	17

i

(continued)
Page

10.2	Other Rights, Etc.	21
10.3	Right to Release Any Portion of the Property	22
ARTICLE XI	WAIVERS	22
11.1	Waiver of Trial By Jury	22
11.2	Additional Waivers	22
11.3	Mortgagor's Waivers	23
ARTICLE XII	EXCULPATION	23
12.1	Exculpation	23
ARTICLE XIII	NOTICES	23
13.1	Notices	23
ARTICLE XIV	APPLICABLE LAW	23
14.1	Choice of Law	23
14.2	Provisions Subject to Applicable Law	24
ARTICLE XV	MISCELLANEOUS PROVISIONS	24
15.1	Survival	24
15.2	No Oral Change	24
15.3	Duplicate Originals; Counterparts	24
15.4	Number and Gender	24
15.5	Headings, Etc.	24
15.6	Inapplicable Provision	25
15.7	General Definitions	25
15.8	Entire Agreement	25
15.9	Time	25
15.10	Liability	25
15.11	Binding Effect	25
15.12	Subrogation	25
15.13	Exhibits	26
15.14	Future Advances	26
16.1	Trust Fund	26
16.2	Property Encumbered	26

ii

(continued)
Page

16.3	Insurance	26
16.4	Leases	27
16.5	Statutory Construction	27
16.6	Maximum Amount Secured	27
16.7	Payment of Transfer Taxes	27
16.8	Inconsistencies	28

iii

THIS LEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FINANCING STATEMENT (the "Security Instrument") is made as of the 4th day of January, 2007, by 1407 BROADWAY REAL ESTATE LLC, a Delaware limited liability company, having an address at c/o The Lightstone Group, 326 Third Street, Lakewood, New Jersey 08701 ("Mortgagor"), to LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation (individually and as lead arranger and administrative agent for itself and certain co-lenders), having an address at 399 Park Avenue, 8th Floor, New York, New York 10022 ("Mortgagee").

RECITALS:

A.  Borrower owns the subleasehold estate in certain real property located at 1407 Broadway, Borough of Manhattan, City of New York, New York pursuant to the terms of that certain Sublease (as defined below), whose metes and bounds are more particularly described on Exhibit A attached hereto.

B.  This Security Instrument is given in connection with that certain Loan Agreement (the "Loan Agreement") dated of even date herewith, by and between the Mortgagor and the Mortgagee herewith pursuant to which Mortgagor has obtained a loan in the amount of up to $127,250,000 (the "Loan").

C.  Mortgagor desires to secure the payment of the Debt (hereinafter defined) and the performance of all of Mortgagor's obligations under the Note and the other Loan Documents. Capitalized terms used, but not defined, herein shall have the meanings given to such terms in the Loan Agreement.

ARTICLE I  GRANTS OF SECURITY

1.1  Property Mortgaged. NOW, THEREFORE, in order to secure the payment of the Debt and the performance of the Obligations (hereinafter defined) in the principal amount of $106,000,000 and in consideration of Ten and No/100 Dollars ($10.00) in hand paid by Mortgagee to Mortgagor, the Recitals above stated, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor GRANTS, BARGAINS, SELLS, ASSIGNS, RELEASES, ALIENS, TRANSFERS, WARRANTS, DEMISES, CONVEYS and MORTGAGES to Mortgagee and its successors and assigns forever and grants to Mortgagee and its successors and assigns forever a continuing security interest in and to all assets of Mortgagor, including all of Mortgagor's right, title and interest including the Leasehold Estate (hereinafter defined), together with all of Mortgagor's right, title and interest in and to the following described property, all of which other property is pledged primarily on a parity with the Leasehold Estate and not secondarily (the Leasehold Estate and the following property are collectively referred to as the "Property"):

(a)  Premises. The subleasehold estate pursuant to that certain lease agreement, dated as of February 1, 1954, between Webb & Knapp, Inc. (“Webb & Knapp”) and Gettinger Associates and recorded on February 6, 1954 in Liber 4868 cp 339 (the “Sublease”), together with all of the Mortgagor’s right, title, interest and privileges in, to and otherwise by virtue of the Sublease (the "Leasehold Estate");

(b)  Additional Land. All additional lands, estates and development rights hereafter acquired by Mortgagor for use in connection with the Leasehold Estate and the development of the Leasehold Estate that may, from time to time, by supplemental security instrument or otherwise, be expressly made subject to the Lien of this Security Instrument;

(c)  Improvements. All buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Leasehold Estate, including, but not limited to, all apparatus, equipment, and appliances used in the operation or occupancy of the real property described above, it being intended by the parties that all such items shall be conclusively considered to be a part of the Leasehold Estate, whether or not attached or affixed to the Leasehold Estate (the "Improvements"); together with all mineral, oil and gas and other hydrocarbon substances in, on or under the Leasehold Estate;

(d)  After Acquired Property. All property acquired by Mortgagor after the date of this Security Instrument which by the terms of this Security Instrument shall be subject to the Lien and/or the security interest created hereby, shall immediately upon the acquisition thereof by Mortgagor and without any further mortgage, conveyance or assignment become subject to the Lien and security interest created by this Security Instrument;

(e)  Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights and credits, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Leasehold Estate and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Leasehold Estate, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Mortgagor of, in and to the Leasehold Estate and the Improvements and every part and parcel thereof, with the appurtenances thereto; and all interest or estate which Mortgagor may hereafter acquire in the property described above, and all additions and accretions thereto, and the proceeds of any of the foregoing;

(f)  Fixtures and Personal Property. All goods, furnishings, work in progress, machinery, equipment, fixtures (including all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Leasehold Estate or the Improvements, or appurtenant thereto, and used in connection with the present or future operation and occupancy of the Leasehold Estate and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Leasehold Estate and the Improvements, or appurtenant thereto, or used in connection with the present or future operation and occupancy of the Leasehold Estate and the Improvements (collectively, the "Personal Property"), and the right, title and interest of Mortgagor in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Leasehold Estate is located (the "Uniform Commercial Code" or "UCC"), superior in lien to the Lien of this Security Instrument and all proceeds and products of the above;

(g)  Leases and Rents. All current and future leases, rental agreements, occupancy agreements and other agreements of whatever form now or hereafter affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, all or any part of the Leasehold Estate or the Improvements, including any guaranties, extensions, renewals, replacements or modifications thereof, whether before or after the filing by or against Mortgagor of any petition for relief under 11 U.S.C. § 101 et seq. (the "Bankruptcy Code"), as the same may be amended from time to time (the "Leases") and all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, fees, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Mortgagor or its agents or employees from any and all sources (including any warrants, stock options or other rights granted to Mortgagor, any principal or their Affiliates in connection with any Lease) arising from or attributable to the Leasehold Estate and the Improvements, together with all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt and all right, title and interest of Mortgagor, its successors and assigns therein and thereunder, including all guarantees, letters of credit and any other credit support given by any guarantor in connection therewith, cash or securities deposited under the Leases to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Leasehold Estate and the Improvements whether paid or accruing before or after the filing by or against Mortgagor of any petition for relief under the Bankruptcy Code (collectively, the "Rents") and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

(h)  Condemnation Awards. All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Leasehold Estate, whether from the exercise of the right of eminent domain (including any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Leasehold Estate;

(i)  Insurance Proceeds. All proceeds of and any unearned premiums on any insurance policies covering the Leasehold Estate, including the right to receive and apply the proceeds of any insurance judgments, or settlements made in lieu thereof, for damage to the Property;

(j)  Tax Certiorari. All refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Leasehold Estate as a result of tax certiorari or any applications or proceedings for reduction;

(k)  Rights. The right, in the name and on behalf of Mortgagor, to commence any action or proceeding to protect the interest of Mortgagee in the Leasehold Estate and while an Event of Default remains uncured, to appear in and defend any action or proceeding brought with respect to the Leasehold Estate;

(l)  Agreements. All agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Leasehold Estate and any part thereof and any Improvements or respecting any business or activity conducted on the Property and any part thereof and all agreements with management agents, leasing agents, sales agents, service and maintenance agents, contractors and other third parties, whether now existing or hereafter arising, relating to the management, operation, leasing, sale, maintenance or repair of the Property, including equipment leases, personal property leases, purchase and sale agreements, together with any amendments or modifications thereto and any replacements thereof executed during the term of the Loan; any and all contract rights (including any contract with any architect or engineer or with any other provider of goods or services for or in connection with any construction, repair or other work upon the Property) relating to the Property; and any and all warranties and guaranties relating to the Property or any fixtures, equipment or personal property owned by Mortgagor and located on and/or used in connection with the Property now existing or hereafter arising; any and all plans, permits, licenses, certificates of use and occupancy (or their equivalent), trade names, insurance policies, applications and approvals issued by any Governmental Authority or agency relating to the construction, ownership, operation and/or use of the Property, whether now existing or hereafter arising; and any and all rights, powers, privileges, claims, remedies and causes of action of every kind which Mortgagor now has or may in the future have with respect to or by reason of its interest in the contracts or any other items referenced above, and all right, title and interest of Mortgagor therein and thereunder, including the right, while an Event of Default remains uncured, to receive and collect any sums payable to Mortgagor thereunder.

(m)  Service Rights. Any agreements, contracts, rights, licenses or other interests of any type (collectively, the "Service Rights") (whether exclusive or non-exclusive) granted or given to any Person to provide any products or services to or for or with respect to the Leasehold Estate, any Tenant or any occupants of the Leasehold Estate, including any of the same related to telecommunications, internet products or services, including, but not limited to, personal computer hardware and software, internet hardware and software, internet access services, printers, video display systems, audio sound systems and communication telephonic devices, as well as related and complementary products and services and any substitutes for, and items that are a technological evolution of, any of the foregoing products.

(n)  Intangibles. All accounts, escrows, documents, instruments, chattel paper, claims, deposits and other general intangibles, as the foregoing terms are defined in the Uniform Commercial Code of the state in which the Property is located; all franchises, trade names, trademarks, symbols, service marks, logos, copyrights, goodwill, books, records, plans, specifications, designs, drawings, permits, consents, licenses, all rights, interest and privileges that now or hereafter relate to, are derived from or are used in connection with the Leasehold Estate, the Improvements or the Personal Property, or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon, including without limitation, any rights which Mortgagor or Mortgagor's Affiliates now or may hereafter have as developer or declarant under any covenants, conditions, restrictions or declarations now or hereafter relating to the Leasehold Estate or the Improvements; and all approvals, actions, refunds of real estate taxes and assessments (and any other governmental impositions related to the Property), and causes of action that now or hereafter relate to, are derived from or are used in connection with the Leasehold Estate, the Improvements or the Personal Property, or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon (hereinafter collectively referred to as the "Intangibles");

(o)  Options. All options to purchase and rights of first refusal to purchase or acquire a fee estate, easement interest or other real property right to land, both vacant and improved, adjoining the Leasehold Estate now or hereafter in effect;

(p)  Conversion. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing including proceeds of insurance and condemnation awards, into cash or liquidation claims;

(q)  Other Rights. Inventory, cash receipts, deposit accounts, accounts receivable, contract rights, licenses, agreements, notes, drafts, letters of credit, all proceeds of the conversion, voluntary or involuntary, of any of the foregoing including proceeds of insurance and condemnation awards, into cash or liquidation claims; any other rights to the payment of money; all permits, consents, approvals, licenses, authorizations and other rights granted by, given by or obtained from, any Governmental Authority with respect to the Property; all deposits or other security now or hereafter made with or given to utility companies by Mortgagor with respect to the Property; all plans, drawings and specifications relating to the Property; all loan funds held by Mortgagee, whether or not disbursed; all funds deposited with Mortgagee pursuant to any loan agreement; all reserves, deferred payments, deposits, accounts, refunds, cost savings and payments of any kind related to the Property or any portion thereof (including, but not limited to all refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction of taxes); the right, in the name and on behalf of Mortgagor, to commence any action or proceeding to protect the interest of Mortgagee in the Property and while an Event of Default remains uncured, to appear in and defend any action or proceeding brought with respect to the Property; all options to purchase and rights of first refusal to purchase or acquire a fee estate, easement interest or other real property right to land, both vacant and improved, adjoining the Leasehold Estate now or hereafter in effect; together with any proceeds, products, offspring, rents and profits from any of the foregoing, including those from sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the foregoing; together with all books, records and files relating to any of the foregoing; and

(r)  Proceeds. All proceeds, products, offspring, rents and profits from any of the foregoing, including those from sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the foregoing.

As to all of the above described Property which is or which hereafter becomes a "fixture" under applicable law, this Security Instrument constitutes a fixture filing under the UCC, as amended or recodified from time to time.

1.2  Pledge of Monies Held. Mortgagor hereby pledges to Mortgagee, and grants to Mortgagee a security interest in, any and all monies now or hereafter held by Mortgagee pursuant to the Loan Agreement or the other Loan Documents (including the Reserves) as additional security for the Obligations until expended or applied or required to be applied as provided in this Security Instrument, the Loan Agreement and the other Loan Documents.

CONDITIONS TO GRANT

TO HAVE AND TO HOLD the Property hereby mortgaged and conveyed, or so intended, unto the Mortgagee and its successors and assigns, forever;

PROVIDED, HOWEVER, these presents are upon the express condition that, if Mortgagor shall well and truly pay to Mortgagee the Debt at the time and in the manner provided in the Note, this Security Instrument and the other Loan Documents, shall well and truly perform the Other Obligations as set forth in this Security Instrument and the other Loan Documents and shall well and truly abide by and comply with each and every covenant and condition set forth in the Loan Documents, these presents and the estate hereby granted shall cease, terminate and be void.

ARTICLE II DEBT AND OBLIGATIONS SECURED

2.1  Debt. This Security Instrument and the grants, assignments and transfers made in Article I are given for the purpose of securing the following, in such order of priority as Mortgagee may determine in its sole discretion (the "Debt"): (1) all principal, interest and other amounts due under or secured by the Loan Documents; (2) the payment of all other monies agreed or provided to be paid by Mortgagor in the Note or the other Loan Documents; (3) the payment of all sums advanced pursuant to this Security Instrument to protect and preserve the Property and the Lien and the security interest created hereby; (4) the payment of all sums advanced and costs and expenses incurred by Mortgagee in connection with the Debt or any part thereof, any renewal, extension, modification, consolidation, change, substitution or restatement or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Mortgagor or Mortgagee (including, without limitation, (i) modifications of the required principal payment dates or interest payment dates or both, as the case may be, deferring or accelerating payment dates wholly or partly; or (ii) modifications, extensions or renewals of the Debt or any part thereof at a different rate of interest whether or not in the case of a note, the modification, extension or renewal is evidenced by a new or additional promissory note or notes); (5) all principal, interest, and other amounts which may hereafter be loaned by Mortgagee, its successors or assigns, to or for the benefit of the owner of the Property, when evidenced by a promissory note or other instrument which, by its terms, is secured hereby; (6) all other indebtedness, obligations and liabilities now or hereafter existing of any kind of Mortgagor to Mortgagee under documents which recite that they are intended to be secured by this Security Instrument; and (7) payment and performance of all covenants and obligations hereunder and under the Loan Documents, if any.

2.2  Other Obligations. This Security Instrument and the grants, assignments and transfers made in Article I are also given for the purpose of securing the performance of all of the agreements, covenants, conditions, warranties, representations and other obligations (other than to repay the Debt) made or undertaken by Mortgagor or any other Person to Mortgagee or others as set forth in the Loan Documents (the "Other Obligations").

2.3  Debt and Other Obligations. The obligations of Mortgagor and all other Persons for the payment of the Debt and the performance of the Other Obligations shall be referred to herein collectively as the "Obligations". The term "Obligations" is used herein in its broadest and most comprehensive sense and shall be deemed to include, without limitation, all interest and charges, prepayment premiums (if any), late charges and loan fees at any time accruing or assessed on any of the Debt.

2.4  Payments. Unless payments are made in the required amount in immediately available funds at the place where the Note is payable, remittances in payment of all or any part of the Debt shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Mortgagee in funds immediately available at the place where the Note is payable (or any other place as Mortgagee, in Mortgagee's sole discretion, may have established by delivery of written notice thereof to Mortgagor) and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Mortgagee of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due (subject to applicable cure periods) shall be and continue to be an Event of Default.

2.5  Advances by Mortgagee. It is specifically understood and agreed that all funds which are advanced by Mortgagee and employed in performance of the obligations of Mortgagor under this Mortgage, the Loan Agreement or the other Loan Documents, including, without limitation, advances made to pay any interest accrued on the principal under the Note as the same becomes due from time to time under the terms of the Note and/or Loan Agreement, or which are advanced in the exercise of Mortgagee's judgment that the same are necessary or desirable to complete, operate, maintain or market the Property or to protect Mortgagee's security under the Loan Documents, shall, because of economic necessity and compulsion, be deemed advanced by Mortgagee under an obligation to do so regardless of the identity of the person or persons to whom such funds are furnished and shall be added to the Debt evidenced by the Note and shall be equally secured by this Mortgage and shall have the same priority as all amounts, if any, advanced as of the date hereof.

ARTICLE III MORTGAGOR COVENANTS

Mortgagor covenants and agrees with Mortgagee that:

3.1  Payment of Debt. Mortgagor will pay the Debt at the time and in the manner provided in the Loan Documents.

3.2  Warranty of Title. Mortgagor hereby warrants that: (a) Mortgagor has good, marketable and insurable title to the Leasehold Estate, including the right to encumber the Property; (b) Mortgagor has the full power, authority and right to execute, deliver and perform its Obligations under this Security Instrument and to encumber, grant, bargain, sell, convey, assign and mortgage the Property in accordance with the terms hereof; (c) Mortgagor possesses an unencumbered interest in the Leasehold Estate and the Improvements and Mortgagor owns the Property free and clear of all Liens, encumbrances and charges whatsoever except for those exceptions shown in the title insurance policy insuring the Lien of this Security Instrument; and (d) this Security Instrument is and will remain a valid and enforceable first Lien on and security interest in the Property, subject only to those exceptions shown in the title insurance policy insuring the Lien of this Security Instrument. Mortgagor shall forever warrant, defend and preserve such title and the validity and priority of the Lien of this Security Instrument and shall forever warrant and defend the same to Mortgagee against the claims of all Persons whomsoever. The foregoing warranty of title shall survive the foreclosure of this Security Instrument and shall inure to the benefit of and be enforceable by Mortgagee in the event Mortgagee acquires title to the Property pursuant to any foreclosure or deed in lieu of foreclosure or otherwise.

3.3  Incorporation by Reference. All the covenants, conditions, terms, provisions and agreements contained in (a) the Note and (b) the other Loan Documents, are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein, including, but not limited, to Section 5.20 of the Loan Agreement (Operation of Property) and Section 6.2 of the Loan Agreement (Tax and Insurance Escrows). All Persons who may have or acquire an interest in the Property shall be deemed to have notice of the terms of the Obligations and to have notice, if provided therein, that: (a) the Note or the Loan Agreement may permit borrowing, repayment and re-borrowing so that repayments shall not reduce the amounts of the Obligations; and (b) the rate of interest on one or more Obligations may vary from time to time.

ARTICLE IV FURTHER ASSURANCES

4.1  Recording of Security Instrument, Etc. Mortgagor forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument and any of the other Loan Documents (including all UCC financing statements) creating a Lien or security interest or evidencing the Lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the Lien or security interest hereof upon, and the interest of Mortgagee in, the Property. Mortgagor will pay all taxes, filing, registration or recording fees, and all reasonable expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, this Security Instrument, the other Loan Documents, any note or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

4.2  Further Acts, Etc. Mortgagor will, at the sole cost and expense of Mortgagor, and without any cost or expense to Mortgagee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers and assurances as Mortgagee shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Mortgagee, the Property and rights hereby mortgaged, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all Legal Requirements. Mortgagor, on demand, will execute and deliver and hereby authorizes Mortgagee to execute in the name of Mortgagor or without the signature of Mortgagor to the extent Mortgagee may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence or perfect more effectively the security interest of Mortgagee in the Property. Mortgagor grants to Mortgagee an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Mortgagee pursuant to this Section 4.2, and Mortgagor hereby acknowledges and agrees that Mortgagor shall have no claim or cause of action against Mortgagee arising out of Mortgagee's execution and/or recordation of any instruments by or on behalf of Mortgagor pursuant to the foregoing power of attorney.

4.3  Changes in Tax, Debt Credit and Documentary Stamp Laws. (a) If any law is enacted or adopted or amended after the date of this Security Instrument which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Mortgagee's interest in the Property, Mortgagor will pay the tax, with interest and penalties thereon, if any. If Mortgagee is advised by counsel chosen by Mortgagee that the payment of tax by Mortgagor would be unlawful or taxable to Mortgagee or unenforceable or provide the basis for a defense of usury, then Mortgagee shall have the option by written notice of not less than ninety (90) days to declare the Debt immediately due and payable.

(b)  Mortgagor will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or the Debt. If such claim, credit or deduction shall be required by law, Mortgagee shall have the option, by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable.

(c)  If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, this Security Instrument, or any of the other Loan Documents or impose any other tax or charge on the same, Mortgagor will pay for the same, with interest and penalties thereon, if any.

4.4  Leasehold Mortgage Provisions.

(a)  Mortgagor hereby covenants, warrants and represents as follows:

(i)  to Mortgagor’s knowledge, that certain lease, dated as of January 14, 1954, between The Prudential Insurance Company of America, as landlord, and Webb & Knapp, as tenant (such lease, as amended and assigned, the “Ground Lease”) and the Sublease are in full force and effect, unmodified by any writing or otherwise, except as otherwise previously disclosed;

(ii)  to Mortgagor’s knowledge, all rent, additional rent and/or other charges reserved in or payable under the Ground Lease and the Sublease have been paid to the extent that they are due to the date hereof;

(iii)  Mortgagor enjoys the quiet and peaceful possession of the Leasehold Estate;

(iv)  except for the claims made in the Kamber Litigation and the letter from Kamber’s attorneys and as otherwise previously disclosed to Mortgagee, Mortgagor and the lessor under the Sublease (the “Sublessor”) have not delivered or received any notices of default under the Ground Lease and/or the Sublease and, to the best of Mortgagor's knowledge, is not in default under any of the terms of the Ground Lease and/or the Sublease and there are no circumstances which, with the passage of time or the giving of notice or both, would constitute a default under the Ground Lease and/or the Sublease;

(v)  except as previously disclosed to Mortgagee, the granting of this Mortgage does not violate the terms of the Ground Lease and/or the Sublease nor is the consent of the lessor under the Ground Lease (the "Ground Lessor") and/or the consent of the Sublessor required to be obtained in connection with the granting of this Mortgage;

(vi)  to the best of Mortgagor's knowledge, the Ground Lessor and/or Sublessor are not in default under any of the terms of the Ground Lease and/or the Sublease on their part to be observed or performed;

(vii)  to the best of Mortgagor's knowledge, Mortgagor has delivered to Mortgagee true, accurate and complete copies of the Ground Lease and the Sublease;

(viii)  Mortgagor shall pay the rent and all other sums and charges mentioned in, and payable under, the Sublease and shall cause the Sublessor to pay rent and other sums and charges payable under the Ground Lease prior to same becoming delinquent;

(ix)  Mortgagor shall timely perform and observe all of the terms, covenants and conditions required to be performed and observed by the lessee under the Sublease, the breach of which could permit any party to the Sublease to validly terminate the Sublease (including, but without limiting the generality of the foregoing, any payment obligations), shall do all things necessary to preserve and to keep unimpaired its rights under the Sublease, shall not waive, excuse or discharge any of the material obligations of the Sublease without Mortgagee's prior written consent in each instance, and shall diligently and continuously enforce the obligations of the Sublessor;

(x)  Mortgagor shall cause the Sublessor to timely perform and observe all of the terms, covenants and conditions required to be performed and observed by the lessee under the Ground Lease, the breach of which could permit any party to the Ground Lease to validly terminate the Ground Lease (including, but without limiting the generality of the foregoing, any payment obligations), shall cause the Sublessor to do all things necessary to preserve and to keep unimpaired its rights under the Ground Lease, shall cause the Sublessor not to waive, excuse or discharge any of the material obligations of the Ground Lease without Mortgagee's prior written consent in each instance, and shall cause the Sublessor to diligently and continuously enforce the obligations of the Ground Lessor;

(xi)  Mortgagor shall not do or knowingly and intentionally permit or suffer any event or omission as a result of which there could occur a default under the Sublease which would remain uncured after the applicable grace period or any event which, with the giving of notice or the passage or time, or both, would constitute a default under the Sublease, which could permit any party to the Sublease to validly terminate the Sublease (including, but without limiting the generality of the foregoing, a default in any payment obligation);

(xii)  Mortgagor shall cause the Sublessor not to do or knowingly and intentionally permit or suffer any event or omission as a result of which there could occur a default under the Ground Lease which would remain uncured after the applicable grace period or any event which, with the giving of notice or the passage or time, or both, would constitute a default under the Ground Lease, which could permit any party to the Ground Lease to validly terminate the Ground Lease (including, but without limiting the generality of the foregoing, a default in any payment obligation);

(xiii)  Mortgagor shall not cancel, terminate, surrender, modify or amend or in any way permit the alteration of any of the provisions of the Sublease or agree to any termination, amendment, modification or surrender of the Sublease without Mortgagee's prior written consent in each instance. Mortgagor hereby assigns to Mortgagee, as further security for the payment of the Indebtedness and for the performance and observance of the terms, covenants and conditions of the Loan Documents, all of the rights, privileges and prerogatives of Mortgagor to surrender the Sublease or to terminate, cancel, modify, change, supplement, alter or amend the Sublease, and any such surrender of the Sublease or termination, cancellation, change, supplement, alteration or amendment of the Sublease, without the prior written consent of Mortgagee, shall be void and of no force and effect (provided, however, so long as there is no breach of or default under any of the covenants or agreements herein contained to be performed by Mortgagor, or in the performance by Mortgagor of any of the terms, covenants and conditions contained in the Sublease, Mortgagee shall have no right to terminate, cancel, modify, change, supplement, alter or amend the Sublease);

(xiv)  Mortgagor shall promptly notify Mortgagee of any material defaults by any party under the Sublease and shall deliver to Mortgagee copies of any notice of default by any party under the Sublease, or of any notice from the Sublessor of its intention to terminate the Sublease or to re-enter and take possession of the Property, promptly upon delivery or receipt of such notice, as the case may be;

(xv)  Mortgagor shall notify Mortgagee of any material defaults by any party under the Ground Lease and shall deliver to Mortgagee copies of any notice of default by any party under the Ground Lease, or of any notice from the Ground Lessor of its intention to terminate the Ground Lease or to re-enter and take possession of the Property, promptly upon delivery or receipt of such notice, as the case may be;

(xvi)  Mortgagor shall, in a timely manner, furnish to Mortgagee copies of such information and evidence as Mortgagee may reasonably request concerning Mortgagor's due observance, performance and compliance with the terms, covenants and conditions of the Sublease;

(xvii)  Mortgagor shall, in a timely manner, furnish to Mortgagee copies of such information and evidence as Mortgagee may reasonably request concerning Sublessor's due observance, performance and compliance with the terms, covenants and conditions of the Ground Lease;

(xviii)  Subject to the terms and conditions of the Sublease, Mortgagor shall not consent to the subordination of the Sublease to any mortgages of the fee interest in the Leasehold Estate;

(xix)  Subject to the terms and conditions of the Ground Lease, Mortgagor shall cause Sublessor not to consent to the subordination of the Ground Lease to any mortgages of the fee interest in the Leasehold Estate;

(xx)  Any default by Mortgagor under the Sublease, in each case not cured within the applicable grace period, shall constitute a default hereunder;

(xxi)  Mortgagor, at its sole cost and expense, shall execute and deliver to Mortgagee, within ten (10) business days after request, such documents, instruments or agreements as may be reasonably required to permit Mortgagee to cure any default under the Sublease not cured within the applicable grace period; and

(xxii)  Mortgagor, at its sole cost and expense, shall take all actions necessary and/or reasonably required by Mortgagee to provide to Mortgagee all of the leasehold mortgagee protections available under the Sublease.

(b)  In the event of default by Mortgagor in the performance of any of its obligations under the Sublease not cured within the applicable grace period, including, but without limiting the generality of the foregoing, any default in the payment of any sums payable thereunder, then, in each and every case, Mortgagee may, at its option, following notice to Mortgagor, cause the default or defaults to be remedied and otherwise exercise any and all of the rights of Mortgagor thereunder in the name of and on behalf of Mortgagor; provided, however, that failure to provide notice to Mortgagor shall not be deemed a default by Mortgagee. Mortgagor shall, within ten (10) business days of demand, reimburse Mortgagee for all advances made and expenses incurred by Mortgagee in curing any such default (including, without limiting the generality of the foregoing, reasonable attorneys' fees and disbursements), together with interest thereon computed at the Default Rate from the date demanded until paid to Mortgagee. All such advances, together with interest thereon, shall be secured by this Mortgage.

(c)  Mortgagor shall give Mortgagee notice of its intention to exercise each and every option, if any, including, without limitation, any purchase or extension options, at least thirty (30) days prior to the expiration of the time to exercise such option under the terms thereof. If Mortgagor intends to exercise any such option, it shall deliver to Mortgagee, with the notice of such decision, a copy of the notice of extension and/or purchase delivered to the lessor thereunder, together with the terms and conditions of such extension and/or purchase. Mortgagor hereby expressly acknowledges and appoints Mortgagee as its attorney-in-fact to exercise any such option in the name of and on behalf of Mortgagor, which power of attorney shall be irrevocable and shall be deemed coupled with an interest.

(d)  Mortgagor shall use commercially reasonable efforts to obtain and deliver to Mortgagee within twenty (20) business days after written demand by Mortgagee or such longer period of time provided in the Sublease, an estoppel certificate from the Sublessor providing the information the Sublessor is required to provide in an estoppel letter pursuant to the terms of the Sublease.

(e)  Anything contained herein to the contrary notwithstanding, this Mortgage shall not constitute an assignment of the Sublease within the meaning of any provision thereof prohibiting its assignment and Mortgagee shall have no liability or obligation thereunder by reason of its acceptance of this Mortgage. Mortgagee shall be liable for the obligations of the lessee arising under the Sublease for only that period of time which Mortgagee is in possession of the Leasehold Estate or has acquired, by foreclosure or otherwise, and is holding all of Mortgagor's right, title and interest therein.

(f)  It is hereby agreed that the fee title in the Leasehold Estate, the leasehold estate under the Ground Lease and the Leasehold Estate shall not merge but shall always be kept separate and distinct, notwithstanding the union of said estates in either the Ground Lessor, the Sublessor, Mortgagor or a third party, whether by purchase or otherwise. If Mortgagor shall acquire fee title to the property leased to Mortgagor, or any other estate, title or interest in the property demised under the Ground Lease and/or the Sublease, or any portion thereof, then, immediately upon Mortgagor's acquisition thereof, this Mortgage automatically shall spread to cover Mortgagor's fee interest in such leased property on the same terms, covenants and conditions as set forth herein. Upon such acquisition, Mortgagor, at its sole cost and expense, shall deliver to Mortgagee an ALTA Form B Mortgage Title Insurance Policy insuring that this Mortgage, as so spread to cover Mortgagor's fee interest in such leased property, is a valid first lien on Mortgagor's interest therein, subject only to the Permitted Exceptions. It is the intention of Mortgagor and Mortgagee that no documents, instruments or agreements shall be necessary to confirm the foregoing spread of this Mortgage to cover Mortgagor's fee interest in such leased property, as aforesaid, and that such spreader shall occur automatically upon the consummation of Mortgagor's acquisition of such estate, title or interest to such leased property. Notwithstanding the foregoing, Mortgagor shall make, execute, acknowledge and deliver to Mortgagee or so cause to be made, executed, acknowledged and delivered to Mortgagee, in form reasonably satisfactory to Mortgagee, all such further or other documents, instruments, agreements or assurances as may be reasonably required by Mortgagee to confirm the foregoing spread of this Mortgage to cover Mortgagor's fee interest in such leased property. Mortgagor shall pay all reasonable expenses incurred by Mortgagee in connection with the preparation, execution, acknowledgement, delivery and/or recording of any such documents, including but without limiting the generality of the foregoing, all filing, registration and recording fees and charges, documentary stamps, mortgage taxes, intangible taxes, and reasonable attorneys' fees, costs and disbursements.

(g)  If any action or proceeding shall be instituted to evict Mortgagor or to recover possession of the Property or any part thereof or interest therein or any action or proceeding otherwise affecting the Ground Lease and/or the Sublease or this Mortgage shall be instituted, then Mortgagor will, promptly upon service thereof on or to Mortgagor, deliver to Mortgagee a true and complete copy of each petition, summons, complaint, notice of motion, order to show cause and of all other provisions, pleadings, and papers, however designated, served in any such action or proceeding.

(h)  Mortgagor will not agree to arbitrate any disputes arising under the Sublease, except for those certain disputes which by the terms of such Sublease must be arbitrated, without the written consent of Mortgagee, which consent can be withheld at the sole discretion of Mortgagee. In the event of any arbitration, Mortgagor will give Mortgagee prompt written notice of the commencement of such arbitration and so long as no Event of Default shall have occurred and be continuing hereunder, (i) Mortgagee shall have the right to intervene and participate in any such proceeding, (ii) Mortgagor shall confer with Mortgagee to the extent which Mortgagee reasonably deems necessary for the protection of Mortgagee, upon the written request of Mortgagee and (iii) Mortgagor shall select an arbitrator who is reasonably approved in writing by Mortgagee; provided, however, that if at the time any such proceeding shall be commenced or shall be in progress an Event of Default shall have occurred and be continuing hereunder, Mortgagor hereby irrevocably appoints and constitutes Mortgagee as its true and lawful attorney-in-fact, which appointment is coupled with an interest, in its name, place and stead, to exercise, at the expense of Mortgagor, all right, title and interest of Mortgagor in connection with such arbitration, including the right to appoint arbitrators and to conduct arbitration proceedings on behalf of Mortgagor. Nothing contained herein shall obligate Mortgagee to participate in such arbitration.

(i)  Mortgagor shall, within ten (10) business days after written demand therefor from Mortgagee, deliver to Mortgagee proof of payment of all items that are required to be paid by Mortgagor under the Sublease, including, without limitation, rent and other charges required to be paid under the Sublease.

(j)  Mortgagor shall cause the Sublessor, within ten (10) business days after written demand therefor from Mortgagee, to deliver to Mortgagee proof of payment of all items that are required to be paid by Mortgagor under the Ground Lease, including, without limitation, rent and other charges required to be paid under the Ground Lease.

(k)  If the Ground Lease and/or the Sublease shall be terminated prior to the natural expiration of their term, and if, pursuant to any provision of the Ground Lease and/or the Sublease, Mortgagee or its designee shall acquire from the Ground Lessor and/or the Sublessor a new lease of the Property demised thereunder and the improvements located thereon, Mortgagor shall have no right, title or interest in or to such new lease or the leasehold estate created thereby, or renewal privileges therein contained.

(l)  Mortgagor agrees to notify Mortgagee within ten (10) days after the filing of a petition for relief by or against the Mortgagor under section 301, 302, or 303 of title 11 of the United States Code (as such statute or any such successor statute may now or hereafter be in effect, the "Bankruptcy Code"). The failure of Mortgagor, within ten (10) days after the commencement of a case under the Bankruptcy Code by or against Mortgagor (the "Bankruptcy Case") to (i) file a motion seeking approval of and authorization by the court overseeing the Bankruptcy Case (the "Bankruptcy Court") for the assumption of the Sublease pursuant to section 365(a) of the Bankruptcy Code or (ii) obtain such approval and authorization of the Bankruptcy Court and actually assume the Sublease within forty (40) days after the commencement of the Bankruptcy Case shall presumptively be deemed "cause" for granting Mortgagee leave from the automatic stay pursuant to section 362(d)(i) of the Bankruptcy Code. In addition to the other remedies provided to Mortgagee herein, Mortgagee shall have the right, as the assignee of Mortgagor, to assume or to compel timely assumption of the Sublease in the Bankruptcy Case. Mortgagor shall be responsible for all costs required in connection with any such assumption of the Sublease, including any amounts required to be spent to cure defaults thereunder, and Mortgagor shall, on demand, reimburse Mortgagee for all advances made and expenses incurred in curing any of such default (including, without limitation, reasonable attorneys' fees and reasonable appellate attorneys' fees, paralegal fees, court costs through all appellate level and disbursements), together with interest thereon computed at the Default Rate from the date demanded until paid to Mortgagee.

(m)  Mortgagor hereby irrevocably assigns to Mortgagee its right to make the election permitted by section 365(h) of the Bankruptcy Code and Mortgagor hereby appoints Mortgagee its attorney-in-fact for purposes of making such election. Mortgagor shall notify Mortgagee of the existence of any case under the Bankruptcy Code involving the Sublessor immediately after Mortgagor becomes aware thereof, but in no event later than five (5) business days thereafter. Mortgagor shall file a notice of appearance in any such case involving the Sublessor, which notice of appearance shall specifically state that notices in such case should also be provided to Mortgagee. Mortgagor shall provide Mortgagee with a copy of any pleadings or other notices received in such case.

(n)  Notwithstanding anything to the contrary, in the event of a conflict between the provisions of this Section 4.4 and the provisions of Section 5.31 of the Loan Agreement, the provisions that offer the Mortgagee the greatest protection and/or most favorable terms shall govern and control.

ARTICLE V ASSIGNMENT OF RENTS

5.1  Assignment of Rents. Mortgagor hereby absolutely and unconditionally assigns to Mortgagee all of Mortgagor's right, title and interest in and to all current and future Leases and Rents. Nevertheless, subject to the terms of this Article V, the Assignment of Leases and the Lockbox Agreement, Mortgagee grants to Mortgagor a revocable license to collect, receive and apply the Rents in accordance with the Loan Agreement and the other Loan Documents. Mortgagor shall hold the Rents, or a portion thereof, sufficient to discharge all current sums due on the Debt, for use in the payment of such sums.

ARTICLE VI SECURITY AGREEMENT

6.1  Security Agreement. This Security Instrument is both a real property mortgage and a "security agreement" within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagor in the Property. Mortgagor by executing and delivering this Security Instrument has granted and hereby grants to Mortgagee, as security for the Obligations, a security interest in the Property to the full extent that the Property may be subject to the Uniform Commercial Code (said portion of the Property so subject to the Uniform Commercial Code being referred to in this Paragraph as the "Collateral"). This Security Instrument shall also constitute a "fixture filing" for the purposes of the Uniform Commercial Code. As such, this Security Instrument covers all items of the Collateral that are or are to become fixtures. Information concerning the security interest herein granted may be obtained from the parties at the addresses of the parties set forth in Section 13.1. If an Event of Default shall occur, Mortgagee, in addition to any other rights and remedies which it may have, shall have and may exercise, immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including the right to take possession of the Collateral or any part thereof and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the Collateral or the sale thereof. Upon request or demand of Mortgagee, Mortgagor shall at its expense assemble the Collateral and make it available to Mortgagee at a convenient place acceptable to Mortgagee. Mortgagor shall pay to Mortgagee on demand any and all expenses, including reasonable attorneys' fees and disbursements, incurred or paid by Mortgagee in protecting its interest in the Collateral and in enforcing its rights hereunder with respect to the Collateral. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Mortgagee to the payment of the Debt in such priority and proportions as Mortgagee in its sole discretion shall deem proper. In the event of any change in name, identity or structure of Mortgagor, Mortgagor shall notify Mortgagee thereof and promptly after request shall execute (if required), file and record such Uniform Commercial Code forms as are necessary to maintain the priority of Mortgagee's lien upon and security interest in the Collateral and shall pay all out-of-pocket expenses and fees in connection with the filing and recording thereof. If Mortgagee shall require the filing or recording of additional Uniform Commercial Code forms or continuation statements, Mortgagor shall, promptly after request, execute, file and record such Uniform Commercial Code forms or continuation statements as Mortgagee shall deem necessary, and shall pay all expenses and fees in connection with the filing and recording thereof. Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact, coupled with an interest, to file with the appropriate public office on Mortgagor's behalf any financing or other statements signed only by Mortgagee, as secured party, in connection with the Collateral covered by this Security Instrument, and Mortgagor hereby acknowledges and agrees that Mortgagor shall have no claim or cause of action against Mortgagee arising out of Mortgagee's execution and/or recordation of any instruments by or on behalf of Mortgagor pursuant to the foregoing power of attorney. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Collateral sent to Mortgagor in accordance with Section 13.1 at least ten (10) days prior to such action, shall constitute commercially reasonable notice to Mortgagor. In addition to the foregoing, Mortgagor hereby expressly authorizes and agrees with Mortgagee that Mortgagee shall have full right and authority to prepare and record and/or file, without the necessity of a signature by Mortgagor, in form, scope and substance satisfactory to Mortgagee, any and all financing statements, fixture financing statements, and any and all renewals or extensions of said financing statements and such additional financing statements as Mortgagee may, from time to time, consider necessary to perfect and preserve Mortgagee's security interest herein granted and Mortgagee may cause such statements and assurances to be recorded and filed at such times and places as may be required or permitted by law to so perfect and preserve such security interests.

ARTICLE VII DUE ON SALE/ENCUMBRANCE

7.1  No Sale/Encumbrance. Except as specifically permitted by the Loan Agreement, Mortgagor agrees that Mortgagor shall not, without the prior written consent of Mortgagee, sell, convey, mortgage, grant, bargain, encumber, pledge, assign, or otherwise transfer the Property or any part thereof or permit the Property or any part thereof to be sold, conveyed, mortgaged, granted, bargained, encumbered, pledged, assigned, or otherwise transferred. Mortgagor further agrees that Mortgagor will not allow any Transfer or other similar action prohibited by the Loan Agreement.

ARTICLE VIII PREPAYMENT

8.1  Prepayment Only in Accordance with Note. The Debt may be prepaid only in strict accordance with the express terms and conditions of the Note and the Loan Agreement.

ARTICLE IX DEFAULT

9.1  Events of Default. The occurrence of the following event(s) shall constitute an "Event of Default":

(a)  the occurrence of any Event of Default as defined in the Loan Agreement (which includes but is not limited to a default by Mortgagor under this Security Instrument beyond any applicable notice and cure periods).

ARTICLE X RIGHTS AND REMEDIES

10.1  Remedies.

(a)  Upon the occurrence of any Event of Default, Mortgagee may take such action, without notice or demand, as Mortgagee deems advisable to protect and enforce the rights of Mortgagee against Mortgagor and in and to the Property, including the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

(i)  declare the entire Debt and all other Obligations to be immediately due and payable;

(ii)  institute a proceeding or proceedings, judicial or nonjudicial, by advertisement or otherwise, for the foreclosure of the Security Instrument under applicable Legal Requirements in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner, and to apply the proceeds received upon the Obligations in such order and manner as Mortgagee determines in its sole discretion;

(iii)  with or without entry, to the extent permitted and pursuant to the procedures provided by applicable Legal Requirements, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to the continuing Lien and security interest of this Security Instrument for the balance of the Debt not then due unimpaired and without loss of priority;

(iv)  sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Mortgagor therein and rights of redemption thereof, pursuant to the power of sale contained herein or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

(v)  institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, or in any of the other Loan Documents;

(vi)  recover judgment on the Note either before, during or after any proceedings for the enforcement of this Security Instrument or the other Loan Documents;

(vii)  apply for the appointment of a trustee, receiver, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Obligations and without regard for the solvency of the Mortgagor, any Guarantor or of any Person liable for the payment of the Obligations, without the necessity of a declaration that the Obligations are immediately due and payable, and Mortgagor hereby consents to such appointment;

(viii)  subject to any applicable Legal Requirement, the license granted to Mortgagor under Section 5.1 shall automatically be revoked and Mortgagee may enforce Mortgagee's interest in the Leases and Rents (including revocation of any license granted to Mortgagor) and enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Mortgagor and its agents and servants therefrom, without becoming a mortgagee in possession and without liability for trespass, damages or otherwise and exclude Mortgagor and its agents or servants wholly therefrom, and take possession of all books, records, papers and accounts relating thereto and Mortgagor agrees to surrender possession of the Property and of such books, records, papers and accounts to Mortgagee upon demand, and thereupon Mortgagee may, with or without notice, without releasing Mortgagor from any Obligations, and without any obligation to do so, cure any breach or Event of Default and may therefore, without limitation, (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (B) complete any construction on the Property in such manner and form as Mortgagee deems advisable; (C) make alterations, additions, renewals, replacements and improvements to or on the Property; (D) exercise all rights and powers of Mortgagor with respect to the Property, whether in the name of Mortgagor or otherwise, including the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; and (E) apply the receipts from the Property to the payment of Debt in such order, priority and proportions as Mortgagee shall deem appropriate in Mortgagee's sole discretion, after deducting therefrom all expenses (including reasonable attorneys' fees and disbursements) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments insurance and other charges in connection with the Property, as well as reasonable compensation for the services of Mortgagee, its counsel, agents and employees;

(ix)  require Mortgagor to pay monthly in advance to Mortgagee, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of any portion of the Property occupied by Mortgagor or any Affiliate and require Mortgagor or any Affiliate to vacate and surrender possession to Mortgagee of the Property or to such receiver and, in default thereof, evict Mortgagor and/or any Affiliate by summary proceedings or otherwise;

(x)  Mortgagee may proceed at its election, in any sequence: (a) to dispose of any Collateral separately from the sale of the Property in accordance with the UCC or other applicable Legal Requirements, and (b) to dispose of some or all of the Property in any combination consisting of both real and personal property together in one or more sales to be held in accordance with the UCC or other applicable Legal Requirements; or

(xi)  pursue or enforce any other right or remedy allowed by any Loan Document or applicable Legal Requirements including those rights and remedies available to a secured party under the UCC or other applicable Legal Requirements.

In the event of a sale, by foreclosure, power of sale or otherwise, of less than all of the Property, this Security Instrument shall continue as a Lien and security interest on the remaining portion of the Property unimpaired and without loss of priority.

(b)  The proceeds of any sale made under or by virtue of this Section, together with any other sums which then may be held by Mortgagee under this Security Instrument or any other Loan Document, whether under the provisions of this Section 10.1 or otherwise, less all Enforcement Costs, shall be applied by Mortgagee, to the payment of the Debt and the Obligations in such order, priority and proportion as Mortgagee in its sole discretion shall deem proper.

(c)  Mortgagee may adjourn from time to time any sale by Mortgagee to be made under or by virtue of this Security Instrument by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable Legal Requirements, Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(d)  Upon the completion of any sale or sales pursuant hereto, Mortgagee, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Mortgagee is hereby irrevocably appointed the true and lawful attorney of Mortgagor, in Mortgagor's name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Property and rights so sold and for that purpose Mortgagee may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more Persons with like power, Mortgagor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Any sale or sales made under or by virtue of this Section 10.1, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Mortgagor and against any and all Persons claiming or who may claim the same, or any part thereof from, through or under Mortgagor.

(e)  Mortgagee shall have the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Mortgagor, which Mortgagee, in Mortgagee's discretion, decides should be brought to protect Mortgagee's interest in the Property.

(f)  Upon any sale made under or by virtue of this Security Instrument, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Debt the net sales price after deducting therefrom the expenses of the sale and costs of the action and any other sums which Mortgagee is authorized to deduct under the Security Instrument.

(g)  No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Property or upon any other property of Mortgagor shall affect in any manner or to any extent the Lien of this Security Instrument upon the Property or any part thereof, or any Liens, rights, powers or remedies of Mortgagee hereunder, but such Liens, rights, powers and remedies of Mortgagee shall continue unimpaired as before.

(h)  Upon the occurrence of any Event of Default, Mortgagee may, but without any obligation to do so and without notice to or demand on Mortgagor and without releasing Mortgagor from any Obligation, cure the same in such manner and to such extent as Mortgagee may deem necessary to protect the security hereof. Mortgagee is authorized to enter upon the Property (subject to rights of tenants)for such purposes, or appear in, defend, or bring any action or proceeding to protect Mortgagee's interest in the Property or to foreclose this Security Instrument or collect the Debt.

(i)  Mortgagee may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in this Section 10.1 at any time before the conclusion thereof, as determined in Mortgagee's sole discretion and without prejudice to Mortgagee.

(j)  All costs and expenses of Mortgagee in exercising its rights and remedies under this Section 10.1 or incurred as a result of any of the events described in Section 7.4 of the Loan Agreement, including reasonable attorneys' fees and disbursements to the extent permitted by law, shall be paid by Mortgagor immediately upon notice from Mortgagee, with interest at the Default Rate for the period after notice from Mortgagee and such costs and expenses shall constitute a portion of the Debt and shall be secured by this Security Instrument and shall be immediately due and payable upon demand by Mortgagee therefor.

(k)  The interests and rights of Mortgagee under the Note, this Security Instrument or in any of the other Loan Documents shall not be impaired by any indulgence, including (i) any renewal, extension or modification which Mortgagee may grant with respect to any of the Debt, (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Mortgagee may grant with respect to the Property or any portion thereof; (iii) any modification, waiver or failure to enforce any provisions of the Loan Documents; or (iv) any release or indulgence granted to any maker, endorser, Guarantor, indemnitor or surety of any of the Debt.

(l)  After the occurrence and during the continuance of an Event of Default, Mortgagee shall have the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Mortgagor, which Mortgagee, in Mortgagee's discretion, decides should be brought to protect Mortgagee's interest in the Property.

(m)  Mortgagee shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Mortgagor existing at the time such earlier action was commenced.

10.2  Other Rights, Etc.

(a)  The failure of Mortgagee to insist upon strict performance of any term hereof, shall not be deemed to be a waiver of such term or any other term of this Security Instrument or the other Loan Documents. Mortgagor shall not be relieved of Mortgagor's obligations hereunder by reason of (i) the failure of Mortgagee to comply with any request of Mortgagor or any Guarantor to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the other Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any Person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Mortgagee extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Security Instrument or the other Loan Documents.

(b)  It is agreed that Mortgagor bears the risk of loss or damage to the Property, and Mortgagee shall have no liability whatsoever for decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured, unless Mortgagee is in possession of the Property. Possession by Mortgagee shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or Collateral not in Mortgagee's actual and/or physical possession.

(c)  Mortgagee may resort for the payment of the Debt to any other security held by Mortgagee in such order and manner as Mortgagee, in its sole discretion, may elect. Mortgagee may take action to recover the Debt or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Mortgagee thereafter to foreclose this Security Instrument. The rights of Mortgagee under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Mortgagee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

10.3  Right to Release Any Portion of the Property. Mortgagee may release any portion of the Property, for such consideration as Mortgagee may require (or as may be required pursuant to the Loan Agreement) without, as to the remainder of the Property, in any way impairing or affecting the Lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Mortgagee for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Mortgagee may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a Lien and security interest in the remaining portion of the Property.

ARTICLE XI WAIVERS

11.1  Waiver of Trial By Jury. MORTGAGOR AND MORTGAGEE HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS SECURITY INSTRUMENT. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MORTGAGOR AND MORTGAGEE, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO TRIAL BY JURY WOULD OTHERWISE ACCRUE OR ARISE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER THE OTHER PARTY.

11.2  Additional Waivers. Mortgagee may resort to any remedies and the security given by the Note, this Security Instrument or any of the other Loan Documents, in whole or in part, and in such portions and in such order as determined by Mortgagee in Mortgagee's sole discretion. No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by the Note, this Security Instrument or any of the other Loan Documents. The failure of Mortgagee to exercise any right, remedy or option provided in the Note, this Security Instrument or any of the other Loan Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by the Note, this Security Instrument or any of the other Loan Documents. No acceptance by Mortgagee of any payment after the occurrence of any Event of Default and no payment by Mortgagee of any obligation for which Mortgagor is liable hereunder shall be deemed to waive or cure any Event of Default with respect to Mortgagor, or Mortgagor's liability to pay such obligation. No sale of all or any portion of the Property, no forbearance on the part of Mortgagee and no extension of time for the payment of the whole or any portion of the Debt, or any other indulgence given by Mortgagee to Mortgagor, shall operate to release or in any manner affect the interest of Mortgagee in the remaining Property or the liability of Mortgagor to pay the Debt. No waiver by Mortgagee shall be effective unless it is in writing and then only to the extent specifically stated. In case Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted hereunder or under any of the other Loan Documents and shall thereafter elect to discontinue or abandon the same for any reason, Mortgagee, shall have the unqualified right to do so and, in such event, Mortgagor, Mortgagee shall be restored to their former positions with respect to the Debt secured hereby, this Security Instrument, the other Loan Documents, the Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee, shall continue as if the same had never been invoked.

11.3  Mortgagor's Waivers. Mortgagor waives, to the extent permitted by law, (a) the benefit of all laws now existing or that may hereafter be enacted providing for any appraisement before sale of any portion of the Property, (b) all rights and remedies which Mortgagor may have or be able to assert by reason of the laws of the state where the Property is located pertaining to the rights and remedies of sureties, (c) the right to assert any statute of limitations as a bar to the enforcement of the lien of this Mortgage or to any action brought to enforce the Note or any of the Obligations, (d) any rights, legal or equitable, to require marshalling of assets or to require foreclosure sales in a particular order. Mortgagee shall have the right to determine the order in which any portion of the Property is subject to the remedies herein and the order in which the Obligations are satisfied by proceeds realized by such remedies. To the extent permitted by law, Mortgagor hereby waives any and all rights of redemption from sale under any order or decree of foreclosure of this Mortgage or under any sale pursuant to any statute, order, decree or judgment of any court, on its own behalf, and on behalf of each and every person acquiring any interest in or title to the Property or any portion thereof.

ARTICLE XII EXCULPATION

12.1  Exculpation. The provisions of Article IX of the Loan Agreement are hereby incorporated by reference to the fullest extent as if the text of such Article were set forth in its entirety herein.

ARTICLE XIII NOTICES

13.1  Notices. All notices given under this Security Instrument shall be given and become effective as provided in the Loan Agreement.

ARTICLE XIV APPLICABLE LAW

14.1  Choice of Law. This Security Instrument shall be interpreted, construed and enforced according to the laws of the State of New York. This choice of law is made pursuant to New York General Obligation Law Section 5-1401. Should any obligation or remedy under this Security Instrument be invalid or unenforceable pursuant to the laws provided herein to govern, the laws of the other state referred to hereinabove or of another state whose laws can validate and apply thereto shall govern.

14.2  Provisions Subject to Applicable Law. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable Legal Requirements and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any Legal Requirements.

ARTICLE XV MISCELLANEOUS PROVISIONS

15.1  Survival. This Security Instrument and all covenants, agreements, representations and warranties made herein and in the certificates delivered in connection with the Loan Documents shall survive the making by Mortgagee of the Loan and the execution and delivery to Mortgagee of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Security Instrument any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Security Instrument, by or on behalf of Mortgagor, shall inure to the benefit of the legal representatives, successors and assigns of Mortgagee.

15.2  No Oral Change. No modification, amendment, extension, discharge, termination or waiver of any provision of this Security Instrument, the Note, or any other Loan Document, nor consent to any departure by Mortgagee therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Mortgagor, shall entitle Mortgagor to any other or future notice or demand in the same, similar or other circumstances.

15.3  Duplicate Originals; Counterparts. This Security Instrument may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Security Instrument may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Security Instrument. The failure of any party hereto to execute this Security Instrument, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

15.4  Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

15.5  Headings, Etc.. The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

15.6  Inapplicable Provision. If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby.

15.7  General Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word "Mortgagor" shall mean "each Mortgagor and any subsequent owner or owners of the Property or any part thereof or any interest therein," the word "Mortgagee" shall mean "Mortgagee and any subsequent holder of the Note," the word "Note" shall mean "the Note and any other evidence of indebtedness secured by this Security Instrument," the word "Person" or "person" shall include an individual, corporation, limited liability company, partnership, trust, unincorporated association, government, governmental authority, and any other entity, the word "Property" shall include any portion of the Property and any interest therein, and the phrases "attorneys' fees" and "counsel fees" shall include any and all attorneys', paralegal and law clerk fees and disbursements, including fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Mortgagee in protecting its interest in the Property, the Leases and the Rents, enforcing its rights under this Security Instrument and any and all attorneys', paralegal and law clerk fees and disbursements arising as a result of or during the course of any case or proceeding by or against any Mortgagor Party for relief under any Bankruptcy Laws. Section 1.1 and Schedule I of the Loan Agreement are incorporated herein by reference for all purposes.

15.8  Entire Agreement. This Security Instrument and the other Loan Documents together constitute a written agreement and represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. Mortgagor hereby acknowledges that, except as incorporated in writing in the Note, this Security Instrument and the other Loan Documents, there are not, and were not, and no Persons are or were authorized by Mortgagee to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Note, this Security Instrument and the other Loan Documents.

15.9  Time. Time is of the essence with respect to all provisions of this Security Instrument.

15.10  Liability. If Mortgagor consists of more than one Person, the obligations and liabilities of each such Person hereunder shall be joint and several.

15.11  Binding Effect. This Security Instrument shall be binding upon and inure to the benefit of Mortgagor and Mortgagee and their respective permitted successors and assigns forever.

15.12  Subrogation. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Mortgagee shall be subrogated to all of the rights, claims, Liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, Liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Mortgagee and are merged with the Lien and security interest created herein as cumulative security for the repayment of the Debt, the performance and discharge of Mortgagor's obligations hereunder, under the Note and the other Loan Documents and the performance and discharge of the Other Obligations.

15.13  Exhibits. All exhibits attached hereto are hereby incorporated herein by reference and made a part of this Security Instrument.

15.14  Future Advances. This Mortgage is given to secure payment of the Note, whether the entire amount thereof shall have been advanced to the Mortgagor at the date hereof, or at a later date, and to secure the payment and performance of all other Obligations of Mortgagor under the Note, and any other amount or amounts that may be added to the Debt under the terms of this Mortgage, all of which Debt shall be equally secured with and have the same priority as any amounts advanced at the date hereof. It is agreed that any future advances made by Mortgagee to or for the benefit of Mortgagor from time to time under this Mortgage shall be deemed to be obligatory, and the amount of any such advances and all interest accruing thereon, shall be equally secured by this Mortgage and have the same priority as all amounts, if any, advanced as of the date hereof and be subject to all of the terms and provisions of this Mortgage. The total amount of indebtedness that may be so secured may increase or decrease from time to time, but the total unpaid balance so secured at any one time, plus interest thereon, plus any disbursements made for the payment of taxes, levies, insurance or other liens, charges or encumbrances on the Property, plus interest on such disbursements at the Default Rate, shall not exceed Two Hundred Percent (200%) of the aggregate of the face amount of the Note.

ARTICLE XVI

LOCAL LAW PROVISIONS

16.1  Trust Fund. Pursuant to Section 13 of the Lien Law of New York, Mortgagor shall receive the advances secured hereby and shall hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the cost of any improvement and shall apply such advances first to the payment of the cost of any such improvement on the Mortgaged Property before using any part of the total of the same for any other purpose.

16.2  Property Encumbered. This Mortgage does not cover real property principally improved by one or more structures containing in the aggregate six (6) or less residential dwelling units having their own separate cooking facilities.

16.3  Insurance. The provisions of subsection 4 of Section 254 of the New York Real Property Law covering the insurance of buildings against loss by fire shall not apply to this Mortgage or any of the other documents evidencing or securing the Secured Obligations, including the Loan Agreement. In the event of any conflict, inconsistency or ambiguity between the provisions of any of the documents evidencing or securing the Secured Obligations, including this Mortgage, the Loan Agreement and the provisions of subsection 4 of Section 254 of the New York Real Property Law covering the insurance of buildings against loss by fire, the provisions of the documents evidencing or securing the Secured Obligations, including this Mortgage, the Loan Agreement shall control.

16.4  Leases. Lender shall have all of the rights against lessees of the Mortgaged Property set forth in Section 291-f of the Real Property Law of New York.

16.5  Statutory Construction. The clauses and covenants contained in this Mortgage that are construed by Section 254 of the New York Real Property Law shall be construed as provided in those sections (except as otherwise provided herein). The additional clauses and covenants contained in this Mortgage shall afford rights supplemental to and not exclusive of the rights conferred by the clauses and covenants construed by Section 254 and shall not impair, modify, alter or defeat such rights (except as otherwise provided herein), notwithstanding that such additional clauses and covenants may relate to the same subject matter or provide for different or additional rights in the same or similar contingencies as the clauses and covenants construed by Section 254. The rights of Mortgagee arising under the clauses and covenants contained in this Mortgage shall be separate, distinct and cumulative and none of them shall be in exclusion of the others. No act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision, anything herein or otherwise to the contrary notwithstanding. In the event of any inconsistencies between the provisions of Section 254 and the provisions of this Mortgage, the provisions of this Mortgage shall prevail.

16.6  Maximum Amount Secured. Notwithstanding anything contained herein to the contrary, the maximum amount of indebtedness secured by this Mortgage at execution or which under any contingency may become secured hereby at any time hereafter is $106,000,000, together with Interest and late charges thereon to be computed from the date hereof at the rate or rates specified in the Loan Agreement;

(a)  The amounts paid by Mortgagee for real estate taxes, charges or assessments which are imposed by law upon the Mortgaged Property upon failure of Mortgagor to do so;

(b)  The amounts paid by Mortgagee for insurance premiums covering the Mortgaged Property upon failure by Mortgagor to do so;

(c)  Any amount, cost or charge to which Mortgagee becomes subrogated upon payment, provided such payment is made as a result of Mortgagor's failure to pay the same and such payment is required hereunder;

(d)  Expenses incurred in upholding or enforcing the lien of this Mortgage including, but not limited to, the expenses of any litigation to prosecute or defend the rights and lien created by this Mortgage; and

(e)  Interest on all of the foregoing amounts in clauses (b) through (e) at such rates as provided for in the Loan Agreement.

16.7  Payment of Transfer Taxes. Upon any foreclosure of this Mortgage or any transfer in lieu of foreclosure, Mortgagor shall pay: (i) any New York State Real Estate Transfer Tax payable pursuant to Article 31 of the Tax Law of the State of New York, as the same may be amended, supplemented and/or replaced from time to time (hereinafter referred to as the "State Transfer Tax Law"); and (ii) any New York City Real Property Transfer Tax payable pursuant to the applicable laws of the City of New York, as the same may be amended, supplemented and/or replaced from time to time (hereinafter referred to as the "City Transfer Tax Law").

(a)  Mortgagor shall, at any time immediately upon request therefor by Mortgagee, execute and deliver such affidavits, questionnaires and documents as may be necessary or desirable to enable Mortgagee to comply with the State Transfer Tax Law and the City Transfer Tax Law.

(b)  Mortgagor hereby indemnifies and agrees to hold Mortgagee harmless from and against any loss, cost, damage and expense (including, without limitation, attorneys' fees) that Mortgagee may suffer or incur by reason of Mortgagor's failure to comply with its obligations under this Section 16.7. The foregoing indemnity shall survive any termination of this Mortgage, whether by foreclosure, deed in lieu of foreclosure, or otherwise.

16.8  Inconsistencies. In the event of any inconsistencies between the terms and conditions of this Article 16 and the other provisions of this Mortgage, the terms and conditions of this Article 16 shall control and be binding.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, THIS SECURITY INSTRUMENT has been executed by Mortgagor the day and year first above written.

MORTGAGOR:

1407 BROADWAY REAL ESTATE LLC, a Delaware limited liability company

By:	/s/ David Lichtenstein
Name: David Lichtenstein
Title: President

EXHIBIT A

(Description of the Subleasehold Estate)

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the southerly side of 39th Street with the westerly side of Broadway;

RUNNING THENCE southeasterly along the westerly side of Broadway 205 feet more or less to the corner formed by the intersection of the northerly side of 38th Street with the said westerly side of Broadway;

THENCE westerly along the northerly side of 38th Street 156 feet 2-3/8 inches, more or less to a point distant 200 feet East of 7th Avenue;

THENCE northerly at right angles to 38th Street 98 feet 9 inches to the center line of block;

THENCE westerly along said center line of the block and parallel with 38th Street 200 feet to the easterly side of 7th Avenue;

THENCE northerly along the easterly side of 7th Avenue 98 feet 9 inches to the corner formed by the intersection of the said easterly side of 7th Avenue with the southerly side of 39th Street;

THENCE easterly along the southerly side of 39th Street 301 feet 2-5/8 inches to the corner aforesaid, the point or place of BEGINNING.